UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2008

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California	95762
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 939-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On March 20, 2008, Chapeau, Inc. (“Chapeau” or the “Registrant”) entered into a regional development agreement for demand response programs with Macy’s East, a Division of Macy’s Retail Holdings, Inc. (NYSE: FD) for the installation and operation of utility-based demand response programs at properties owned or operated by Macy’s East.  Macy’s East operates over 250 stores in 12 states and the District of Columbia including the storied Herald Square, Macy’s flagship store located in New York City.   Chapeau will utilize its innovative and proprietary engineering technology provided by Chapeau’s D-RAAP™ (Demand Response Asset Aggregation Program) solution as well as its proprietary, robust, multi-layered, Internet and microprocessor-based GenView™ control system.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainty arising from our reliance on third party providers and the ability to successfully install our energy modules. as well as other risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2007 and our other SEC filings. . As a result of these and other risks, uncertainties and factors, our actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPEAU, INC.

Date: March 24, 2008	By:	/s/ Guy A. Archbold
	Name:	Guy A. Archbold
	Title:	Chief Executive Officer